SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

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STANDARD MANAGEMENT CORPORATION

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(Exact name of registrant as specified in its charter)

Indiana                                                        0-20882                                                          35-1773567

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 (State or other jurisdiction                   (Commission File Number)                              (IRS Employer

  of incorporation)                                                                                                      Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana

46280

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(Address of principal executive offices)                                                                                 (Zip Code)

Registrant's telephone number, including area code                     (317) 574-6200

N/A

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

               On March 9, 2007, the Registrant completed the sale of 17,000,000 shares of its common stock to Mr. Sam Schmidt pursuant to the letter agreement reported in the Registrant’s Current Report on Form 8-K filed March 1, 2007 (the “March 1 Report”). Together with 3,000,000 shares purchased by Mr. Schmidt on February 23, 2007, Mr. Schmidt purchased a total of 20,000,000 of the Registrant’s common shares pursuant to the letter agreement.

Options

            Pursuant to the letter agreement, Mr. Schmidt granted options to purchase 3,000,000 of the Registrant’s common shares to Mr. Ronald D. Hunter, 1,000,000 of the Registrant’s common shares to Dr. Mark B.L. Long, and 1,000,000 of the Registrant’s common shares to Dr. Martial R. Knieser, as described in the March 1 Report.

Registration Rights

The Registrant also agreed to file a registration statement with the Securities and Exchange Commission, within 90 days, registering the resale of the shares sold to Mr. Schmidt.

Item 5.01 – Changes in Control of Registrant

            See Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By: /s/Ronald D. Hunter
Name: Ronald D. Hunter
Title: Chairman, President and
Chief Executive Officer

Dated: March 15, 2007

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